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                                                                      EXHIBIT 99


    [LIBBEY LOGO]                                       LIBBEY INC.
                                                        300 MADISON AVE
                                                        P.O. BOX 10060
                                                        TOLEDO, OH 43699

================================================================================
N     E     W     S          R     E     L     E     A     S     E


AT THE COMPANY:                     AT THE FINANCIAL RELATIONS BOARD:
---------------                     ---------------------------------
KENNETH WILKES    KENNETH BOERGER   SUZY LYNDE
VP/CFO            VP/TREASURER      ANALYST INQUIRIES
(419) 325-2490    (419) 325-2279    (312) 640-6772


FOR IMMEDIATE RELEASE
MONDAY, JUNE 18, 2001


            LIBBEY INC. TO ACQUIRE ANCHOR HOCKING BUSINESS OF NEWELL
                                   RUBBERMAID

 Acquisition of glassware company expected to add over $200 million annually to Libbey's sales and add to earnings per share in the first year



TOLEDO, OHIO, JUNE 18, 2001--LIBBEY INC. (NYSE: LBY) and Newell Rubbermaid Inc. (NYSE: NWL) announced today that LIBBEY has signed a purchase agreement to acquire the Anchor Hocking consumer and specialty glass business of Newell Rubbermaid in a stock purchase for approximately $332 million in cash. In addition, Libbey and Newell Rubbermaid expect to make an election under 338(h)(10) of the Internal Revenue Code with respect to the tax treatment of the transaction, which is expected to provide significant additional tax benefits to Libbey.

The Anchor Hocking business manufactures and markets a wide-range of glass products, including beverageware, bakeware, ovenware, serveware, candle containers, vases, storageware and to a lesser extent industrial glass items used by original equipment manufacturers. It operates manufacturing and distribution facilities in Lancaster, Ohio and Monaca, Pennsylvania and employs approximately 1,900 associates.

Libbey has received commitments from Bank of America, Bank One and Bear, Stearns & Co. Inc. to finance the acquisition, refinance Libbey's existing credit facility, and provide additional liquidity through a new $625 million bank facility to be arranged.


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The acquisition is consistent with Libbey's external growth strategy, with benefits that include:

-     increasing its presence in the global glass tableware market;
- utilizing Libbey's proprietary glass making technology and processes to enhance Anchor Hocking's product features;
- improving the cost structure of the combined companies by utilizing the relative advantages of each business with clear opportunities to enhance profits; and
- strong historical cash flow generation that contributes to an accretive transaction.

Anchor Hocking generated net sales and earnings before interest, income taxes, depreciation and amortization (EBITDA) in the twelve-month period ending March 31, 2001 of approximately $215 million and $54 million, respectively.

The acquisition of Anchor Hocking is expected to be earnings per share accretive to Libbey in the first full year after closing under existing purchase accounting rules by approximately $.10 to $.15 per diluted share, and $.50 to $.55 per diluted share excluding goodwill amortization associated with the transaction. In addition, management believes even greater earnings accretion will be fully realized over time as it achieves the benefits available with the combination.

The transaction will add significantly to the sizable cash flow generated by Libbey and contribute to the Company's track record of strong cash return on invested capital, regular debt reduction and increasing financial strength over time. In addition, the Company expects that the election under Section 338(h)(10) will provide tax savings of approximately $5 million per year for the next fifteen years.

John F. Meier, Libbey's chairman of the board and chief executive officer, stated "This acquisition is a great financial and strategic fit for Libbey and offers the promise of profitable growth. Joining with Anchor Hocking is consistent with our established goals to grow our business by utilizing our glass making skills to provide high quality, distinctive products to more customers globally and become a more efficient provider of a broad range of tableware products."

The closing of the acquisition is subject to customary conditions, including those of the financing commitments, and regulatory approval including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

WEBCAST INFORMATION

Libbey will hold a conference call for investors on Monday, June 18, 2001 at 4:30 p.m. Eastern Daylight Time. The conference call will be simulcast live on the Internet, accessible on both www.libbey.com and www.streetfusion.com. To listen to the call, please go

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to the website at least 15 minutes early to register, download and install any necessary software. A replay will also be available for 7 days after the conclusion of the call.



The above information includes "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements only reflect the company's best assessment at this time, and are indicated by words or phrases such as "goal," "expects, " believes," "will," "estimates," "anticipates," or similar phrases.

Investors are cautioned that forward-looking statements involve risks and uncertainty, that actual results may differ materially from such statements, and that investors should not place undue reliance on such statements.

Important factors potentially affecting performance include devaluations and other major currency fluctuations relative to the U.S. dollar that could reduce the cost-competitiveness of the company's products compared to foreign competition; the effect of high inflation in Mexico and exchange rate changes to the value of the Mexican peso and the earnings and cash flow of the company's joint venture in Mexico, Vitrocrisa, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the company's glassware sales from its production realignment efforts and re-engineering programs, or within the intended time periods; inability to achieve targeted manufacturing efficiencies at Syracuse China and cost synergies between World Tableware and the company's other operations; significant increases in interest rates that increase the company's borrowing costs and per-unit increases in the costs for natural gas, electricity, corrugated packaging, and other purchased materials; protracted work stoppages related to collective bargaining agreements; increased competition from foreign suppliers endeavoring to sell glass tableware in the United States: major slowdowns in the retail, travel or entertainment industries in the United States, Canada and Mexico; whether the company completes any significant acquisition, and whether such acquisitions can operate profitably.

In addition, there are factors that could cause the expected results of the acquisition of Anchor Hocking to differ materially from those anticipated by these statements. These include the successful and timely outcome of regulatory reviews, satisfactory operation of the Anchor Hocking business prior to closing and the successful transition of the Anchor Hocking business, including achieving cost savings initiatives.

Libbey Inc.:
-     is a leading producer of glass tableware in North America;
-     is a leading producer of tabletop products for the foodservice industry;
-     exports to more than 80 countries; and,
- provides technical assistance to glass tableware manufacturers around the world.

Based in Toledo, Ohio, the company operates glass tableware manufacturing plants in California, Louisiana, and Ohio. In addition, Libbey is a joint venture partner in the largest glass tableware company in Mexico. Through its Syracuse China subsidiary, the company designs, manufactures and distributes an extensive line of high-quality ceramic dinnerware,

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principally for foodservice establishments in the United States. Through its
World Tableware subsidiary, the company imports and sells a full-line of metal flatware and holloware and an assortment of ceramic dinnerware and other tabletop items, principally for foodservice establishments in the United States. In 2000, its net sales totaled $441.8 million.











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